Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

June 9, 2010

TransAtlantic Petroleum Ltd.

5910 N. Central Expressway, Suite 1755

Dallas, Texas 75206

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton and to the references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm under the heading “Independent Petroleum Engineers” in this Post-Effective Amendment No. 2 to the Registration Statement to Form S-1 on Form S-3 (No. 333-163976), and to the incorporation by reference of the other references to our firm contained under the heading “Part I – Item 2. Properties” of the Annual Report on Form 10-K for the year ended December 31, 2009, of TransAtlantic Petroleum Ltd. (“TransAtlantic”) filed with the U.S. Securities and Exchange Commission on March 31, 2010, and to the inclusion of our third party letter report dated March 2, 2010, containing our opinion on the proved reserves attributable to certain properties owned by TransAtlantic as of December 31, 2009.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716